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                                February 1, 2006


                                                                     EXHIBIT 5.1


Capital Auto Receivables, Inc.
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

                  Re:   Capital Auto Receivables, Inc.
                        Post-Effective Amendment No. 1 to
                        Registration Statement on Form S-3 (No. 333-105077)

                  We have acted as special counsel to Capital Auto Receivables, Inc., a Delaware corporation (the "Company"), in connection with the above-referenced Post-Effective Amendment No. 1 to Registration Statement (together with the exhibits and any amendments hereto and the prospectus supplement described therein, the "Registration Statement"), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset Backed Securities (the "Securities").

                  The Registration Statement contains a prospectus and related prospectus supplement (the "Prospectus") pertaining to offerings by the Company of Notes issued by CARAT Trusts (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.

                  As described in the Prospectus, the Securities issued pursuant to the Prospectus and related prospectus supplements (each, a "Prospectus Supplement") will be Asset Backed Notes ("CARAT Notes") and Asset Backed Certificates ("CARAT Certificates") that will be issued in series. Each series of CARAT Notes and CARAT Certificates will be issued by a Delaware statutory trust (each, a "CARAT Trust") to be formed by the Company pursuant to a Trust Agreement (each, a "CARAT Trust Agreement") between the Company and an Owner Trustee to be specified in the related Prospectus Supplement. Each series issued by a CARAT Trust may include one or more classes of CARAT Notes and one or more classes of CARAT Certificates. The CARAT Notes of any CARAT Trust will be issued pursuant to an Indenture (each, a "CARAT Indenture") by and between such CARAT Trust and an Indenture Trustee to be specified in the related Prospectus Supplement and a Trust Sale and Servicing Agreement by and among such CARAT Trust, the Company and General Motors Acceptance Corporation, as servicer (each, a "CARAT Trust Sale and Servicing Agreement"). The CARAT Certificates of any CARAT Trust will be issued pursuant to a CARAT Trust Agreement.

                  We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the CARAT Notes and CARAT Certificates, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of CARAT Indenture, (ii) the form of CARAT Trust



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Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (a "CARAT Trust Certificate")), (iii) the form of CARAT Trust Sale and Servicing Agreement, (iv) the form of CARAT Pooling and Servicing Agreement between General Motors Acceptance Corporation and the Company and (v) the form of Administration Agreement among the related CARAT Trust, the related Indenture Trustee and General Motors Acceptance Corporation, as administrator (collectively, the "CARAT Operative Documents"). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.

                  On the basis of the foregoing and on the basis of our review of the Company's Amended and Restated Certificate of Incorporation and Restated By-laws and a review of a Certificate of the Secretary the State of Delaware as to the good standing of the Company, it is our opinion that:

                           (a) The Company is a corporation validly existing and
                  in good standing under the laws of the State of Delaware;

                           (b) With respect to the CARAT Notes and CARAT
                  Certificates of any series issued by any CARAT Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount or certificate balance, price, interest rate and other principal terms of such CARAT Notes and CARAT Certificates and the forms of such CARAT Notes and CARAT Certificates have been duly established and approved by the Company's Board of Directors, (iii) the CARAT Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, (iv) the CARAT Trust Certificate for the related CARAT Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware, (v) the related CARAT Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such CARAT Notes and CARAT Certificates have been duly executed and issued by such CARAT Trust and authenticated by the Indenture Trustee or the Owner Trustee, as appropriate, and sold by the Company, all in accordance with the terms and conditions of the related CARAT Operative Documents and in the manner described in the Registration Statement, such CARAT Notes and CARAT Certificates will have been duly authorized by all necessary action of such CARAT Trust, will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related CARAT Operative Documents, such CARAT Certificates will be fully paid and nonassessable, and such CARAT Notes will be binding obligations of such CARAT Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors' rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity; and


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                  We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or "Blue Sky" laws of the various states to the offer or sale of the CARAT Notes and CARAT Certificates.

                  We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the General Corporation Law of the State of Delaware and the Delaware Statutory Trust Act.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm in the Prospectus included in the Registration Statement under the captions "Federal Income Tax Consequences" and "Legal Opinions." In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange commission thereunder.

                                    Sincerely,




                                    KIRKLAND & ELLIS LLP